POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the AOL Time Warner Savings Plan and the AOL Time Warner Thrift Plan (collectively, the "Plans") and each of the undersigned members of the Administrative Committee relating to the Plans, in connection with one or more Registration Statements on Form S-8 or any other appropriate form and any amendments thereto, which AOL Time Warner Inc. ("AOL Time Warner"), a Delaware corporation, will file or has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration under said Act of shares of Common Stock, par value $.01 per share, of AOL Time Warner and interests in said Plans, to be purchased and/or issued pursuant to the Plans, hereby constitutes and appoints JAMES W. BARGE, PAUL T. CAPPUCCIO, PASCAL DESROCHES, SHELLEY D. FISCHEL, PETER R. HAJE, SPENCER B. HAYS, BRENDA C. KARICKHOFF, JOHN A. LABARCA, RAYMOND G. MURPHY and WAYNE H. PACE, and each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for the Plans and in the Plans' name, place and stead, in any and all capacities, to sign and to file such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said Registration Statement and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 12th day of December, 2002.


AOL TIME WARNER SAVINGS PLAN                 MEMBERS OF THE COMMITTEE
AOL TIME WARNER THRIFT PLAN                  ADMINISTERING THE PLANS

By /s/ Pascal Desroches
  ----------------------------                /s/ Pascal Desroches
  Name:  Pascal Desroches                    -----------------------------------
  Member of the Committee                    Pascal Desroches
  Administering the Plan

                                              /s/ Peter R. Haje
                                             -----------------------------------
                                             Peter R. Haje


                                              /s/ John A. LaBarca
                                             -----------------------------------
                                             John A. LaBarca


                                              /s/ Shelley D. Fischel
                                             -----------------------------------
                                             Shelley D. Fischel